Share Transfer
                              Restriction Agreement

     This Agreement is made this 21st day of January, 1999 by and between Charles W. Janke, individually and as general partner of Janke Family Limited Partnership, Ltd., ("Janke"), J. H. Carpenter, individually and as President of
J. H. Carpenter Corporation, general partner of Carpenter Family Limited Partnership, Ltd. and as President and sole shareholder of InSource Financial Corporation ("Carpenter") and Rampart Capital Corporation, ("Rampart").
RECITALS:

1. Janke owns 1,500,000 shares of the outstanding common stock, $.01 par vale (the "Common Stock") of Rampart, representing 66.7% of the currently outstanding shares. 2. Carpenter owns 750,000 shares of the Common Stock, representing 33.3% of the outstanding shares. 3. In July 1997, Rampart acquired from the Trustee in bankruptcy, certain assets and corporate subsidiaries of the MCorp Liquidating Trusts (the "MCorp Corporations") which included, among other things, net operating losses and built in losses (collectively "NOLs") attributable to the MCorp Corporations. 4. The Internal Revenue Code of 1986 (the "Code") provides, in pertinent part, that if there is a more than 50% ownership change of a corporation during a three-year testing period, the ownership change rules of
Section 382 of the Code limit the corporation's utilization of pre-change NOLs on an annual basis following the ownership change. 5. Rampart proposes to engage in a public offering of its Common Stock through a firm commitment underwriting and the parties hereto wish to limit any sale or transfer of shares of Rampart's Common Stock to conform to the limitations of Section 382 of the Code and to protect utilization by Rampart of the NOLs.

NOW THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:
         1. Janke and Carpenter each hereby, individually and on behalf of the limited partnerships and corporations which they control as set forth above, agree that during the term hereof, they will not sell, assign transfer or otherwise dispose of any shares of the Company's Common Stock in a transaction which would cause a more than 50% ownership change of Rampart under Section 382 of the Code.
         2. Rampart agrees with Janke and Carpenter that, during the term hereof, it will not sell or otherwise dispose of its Common Stock or preferred stock or consummate any transaction which would effect a change in ownership contrary to Section 382 of the Code
         3. The term of this Agreement shall commence upon the date of execution and shall continue for a period of three years and one day from the consummation of the public offering. This Agreement may be amended at any time to conform to any amendment, modification or revision of Section 382 of the Code or any ownership change rules of the Code or any corresponding provisions of succeeding law or if, subsequent to the date hereof, there is no business or legal reason to restrict the disposition of the shares of Common Stock held by Janke and Carpenter or to restrict the issuance of new shares by Rampart.
         4. This Agreement shall be binding upon the heirs, executors, successors, administrators and assigns of Janke and Carpenter and upon the successors and assigns of Rampart.
         5. This Agreement shall be governed by the laws of the State of Texas. In Witness Whereof, the parties have executed this Agreement this 21st day of January 1999.


Rampart Capital Corporation



By:______________________




----------------------
------------------------
Charles W. Janke, individually
J. H. Carpenter, individually

Janke Family Limited Partnership, Ltd.
Carpenter Family Limited Partnership, Ltd.
By: J.H. Carpenter Corporation,

               General Partner

By:___________________________                       By:
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    Charles W. Janke, General Partner               J.H. Carpenter, President




InSource Corporation


By:
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J.H. Carpenter, President